                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by the Registrant [X]
Filed by a Party other than the Registrant []
Check the appropriate box:
[] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[] Definitive Additional Materials
[] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                              Rose's Stores, Inc.
                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a- 6(j)(2) or
Item 22(a)(2) of Schedule 14A.
[] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
   (1) Title of each class of securities to which transaction applies:
   (2) Aggregate number of securities to which transaction applies:
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   (4) Proposed maximum aggregate value of transaction:
   (5) Total fee paid:
   [] Fee paid previously with preliminary materials.
   [] Check box if any part of the fee is offset as provided by Exchange Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

                              IMPORTANT INFORMATION
                       ROSE'S STORES, INC. STOCK DISTRIBUTION

                                June 8, 1995

Dear Stockholder:

    Rose's Stores, Inc., (the "Company") successfully emerged from Chapter
11 on April 28, 1995 (the "Effective Date"). Under the Company's Modified and Restated First Amended Joint Plan of Reorganization (the "Plan of Reorganization"), approved by the United States Bankruptcy Court, Eastern District of North Carolina, Raleigh Division, on April 24, 1995, 70% of the shares which are attributable to holders of Allowed Unsecured Claims are to be distributed pro-rata within forty-five days of the Effective Date. Enclosed herein is your stock certificate which is being forwarded to you in accordance with the terms of the Plan of Reorganization.

    Unless impacted by the New Rose's Common Stock Secondary Distribution provision, as described in Section 6.2.1(b) of the Plan of Reorganization, the remaining 30% will be distributed to you within 135 days of the Effective Date, or on or before September 10, 1995.

    If you have questions about the amount of your stock distribution, please call (919) 430-2512. If you have questions regarding the distribution process, please contact First Union National Bank of North Carolina, Shareholder Services Administration Group, 230 South Tryon Street, 11th Floor, Charlotte, North Carolina 28288-1154, telephone number (800) 829-8432.

    ALSO ENCLOSED IN THIS MAILING IS PROXY MATERIAL RELATING TO OUR ANNUAL MEETING OF STOCKHOLDERS. THIS MEETING IS BEING HELD AT THIS TIME TO COMPLY WITH REQUIREMENTS OF NASDAQ FOR CONTINUED LISTING OF THE STOCK ON THE NASDAQ NATIONAL MARKET SYSTEM. THIS LISTING COULD AFFECT THE MARKETABILITY OF YOUR STOCK. YOU ARE THEREFORE REQUESTED TO GIVE IMMEDIATE ATTENTION TO THE
PROXY MATERIAL AND RETURN THE COMPLETED PROXY BY MEANS OF THE ENCLOSED RETURN ENVELOPE AS SOON AS POSSIBLE.

                                                   ROSE'S STORES, INC.

Enclosure

                              ROSE'S STORES, INC.
                            218 SOUTH GARNETT STREET
                        HENDERSON, NORTH CAROLINA 27536
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
     The annual meeting of stockholders of Rose's Stores, Inc. (the "Corporation") will be held at the L.H. Harvin, Jr. Learning Institute located at 123 Rose Avenue, Henderson, North Carolina 27536 on Friday, July 14, 1995 at 11:00 a.m. (local time) for the following purposes:
     1. to elect three directors;
     2. to consider and act upon a proposal to confirm the appointment of KPMG Peat Marwick LLP as the independent certified public accountants of the Corporation; and
     3. to transact such other business as may come before the meeting or any adjournment or adjournments thereof.
     The Board of Directors has fixed the close of business on June 9, 1995 as the record date for determining stockholders entitled to notice of and to vote at the meeting.
     A proxy and return envelope are enclosed for your convenience.
                                          By order of the Board of Directors,
                                          G. TEMPLETON BLACKBURN, II
                                          Secretary
June 12, 1995
                             YOUR VOTE IS IMPORTANT
                 PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY
                  CARD AND RETURN IT PROMPTLY IN THE ENCLOSED
                        SELF-ADDRESSED, STAMPED ENVELOPE

                              Rose's Stores, Inc.
            218 SOUTH GARNETT STREET HENDERSON, NORTH CAROLINA 27536
     This Proxy Statement is furnished to the stockholders of Rose's Stores, Inc., a Delaware corporation (the "Corporation"), in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of stockholders of the Corporation to be held on July 14, 1995 and any adjournment or adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about June 12, 1995.
     Only holders of securities entitled to vote at this meeting at the close of business on June 9, 1995, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date the Corporation had issued and outstanding 4,034,839 shares of common stock, no par value (the "Common Stock"), entitled to vote at the meeting, each share being entitled to one vote.
     Stockholders who execute proxies may revoke them by giving written notice to the Secretary of the Corporation at any time before such proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy unless the stockholder so attending, in writing, so notifies the Secretary of the meeting at any time prior to the voting of the proxy.
     The Board of Directors does not know of any matter that is expected to be presented for consideration at the meeting, other than the election of directors and the confirmation of the appointment of the independent certified public accountants of the Corporation for the current year. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.
     The Corporation will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers, and regular employees of the Corporation (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and the Corporation will reimburse them for their expenses.
     All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors of the Corporation intend to vote for the nominees for election as directors of the Corporation listed herein and for the confirmation of the appointment of KPMG Peat Marwick LLP as the independent certified public accountants of the Corporation for the current year. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.
                                       1

                             PRINCIPAL STOCKHOLDERS
     The only person known by the Corporation to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, as of June 9, 1995, is indicated below:

                                       AMOUNT AND
                                        NATURE OF
                                       BENEFICIAL
NAME AND ADDRESS                        OWNERSHIP      PERCENT OF CLASS
Deltec Management Corporation            201,794                    5.0%
  535 Madison Avenue-26th Fl.
  New York, NY 10022

     None of the shares is known by the Corporation to be shares with respect to which the beneficial owner has the right to acquire beneficial ownership. The Corporation believes the beneficial owner listed above has sole voting and investment power with respect to the shares shown as being beneficially owned by it.
                             ELECTION OF DIRECTORS
     The Board of Directors of the Corporation is currently comprised of nine members who were selected and appointed pursuant to the Modified and Restated First Amended Joint Plan of Reorganization (the "Plan of Reorganization") confirmed by orders of the United States Bankruptcy Court for the Eastern District of North Carolina (the "Court") dated December 14, 1994 and April 24, 1995. The Corporation emerged from Chapter 11, Title 11 of the United States Code on April 28, 1995.
     Pursuant to the Certificate of Incorporation and the Bylaws of the Corporation, the Board of Directors is divided into three classes and each class of directors is to serve a staggered term of office. The terms of Messrs. Loeb, Mullen, and Nusim expire at this annual meeting of stockholders; the terms of Messrs. Smith, Stone, and Wyche expire in 1996; and the terms of Messrs. Anderson, Rosenberg, and Taura expire in 1997.
     Subject to the foregoing, at each annual meeting of stockholders, the successors to the class of directors whose term is then expiring shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders or until their successors have been duly elected and qualified. If any nominee listed in the table below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by management prior to or at the meeting or for a motion to reduce the membership of the Board accordingly. Directors will be elected by a plurality of the votes cast. The information concerning the nominees and their security holdings has been furnished by them to the Corporation.
                                       2

     Certain information concerning the nominees for election at this year's annual meeting, as well as information regarding the continuing directors whose terms expire in 1996 and 1997, is set forth below.
NOMINEES FOR DIRECTOR

          NAME AND AGE                                 OCCUPATION AND OTHER DIRECTORSHIPS
Walter F. Loeb                     Mr. Loeb has served as a director of the Corporation since 1995. Since
Age: 70                            February 1990, Mr. Loeb has served as President of Loeb Associates Inc., a consulting company focusing on the retail and real estate industries, and is the publisher of the LOEB RETAIL LETTER. Mr. Loeb serves on the Board of
                                   Directors of Color Tile, Inc., Federal Realty Investment Trust, InterTAN,
                                   Inc. and Wet Seal, Inc. Mr. Loeb's business address is P.O. Box 1155, New
                                   York, NY.
Joseph L. Mullen                   Mr. Mullen has served as a director of the Corporation since 1995. Since
Age: 49                            July 1994, Mr. Mullen has served as Managing Partner of Li Moran
                                   International, a management consulting company. From January 1994 to July
                                   1994, Mr. Mullen served as Senior Vice President for Leewards Creative
                                   Crafts Inc., a national retail chain specializing in crafts. Prior to
                                   January 1994, Mr. Mullen was employed by Hills Department Stores, Inc. for approximately 23 years and held a variety of positions, including Vice
                                   President Hardlines. Hills Department Stores, Inc. ("Hills"), filed for protection under Chapter 11, Title 11 of the United States Code on February
                                   4, 1991, while Mr. Mullen was employed by Hills. Mr. Mullen's business address is 1420 Providence Highway, Suite 267, Norwood, MA.
Joseph Nusim                       Mr. Nusim has served as a director of the Corporation since 1995. Since
Age: 59                            November, 1994 Mr. Nusim has served as President and Chief Executive
                                   Officer of Channel Home Centers Realty, a subsidiary of G.E. Capital
                                   Corporation. From 1990 until its merger with Rickel Home Centers in
                                   November 1994, Mr. Nusim served as Chairman, President, and Chief Executive
                                   Officer of Channel Home Centers, a home improvements retailer. Mr. Nusim serves on the Board of Directors of Herman's Sporting Goods and the
                                   International Mass Retailing Association. Mr. Nusim's business address is
                                   945 Route 10, Whippany, NJ.

CONTINUING DIRECTORS -- TERM EXPIRES 1996

Harold Smith                       Mr. Smith has served as a director of the Corporation since 1995. Since
Age: 71                            1990, Mr. Smith has been President of Funding & Merchandising Resources
                                   Corp., a retail consulting firm, and was formerly President and Chief
                                   Operating Officer of Woolco, a division of F.W. Woolworth.
Elliot J. Stone                    Mr. Stone has served as a director of the Corporation since 1995. Since
Age: 74                            1990, Mr. Stone has served as a management consultant to various retail stores and formerly was Chairman, President, and Chief Executive Officer of
                                   Jordan Marsh Company and Vice Chairman of the Board of Federated Department
                                   Stores. Mr. Stone's business address is 170 North Ocean Boulevard, Palm
                                   Beach, FL.

                                       3

          NAME AND AGE                                 OCCUPATION AND OTHER DIRECTORSHIPS
N. Hunter Wyche                    Mr. Wyche has served as a director of the Corporation since 1995. Mr. Wyche
Age: 44                            is a founding partner of Wyche & Story, a law firm. Mr. Wyche's business address is 225 Hillsborough Street, Suite 130, Raleigh, NC.

CONTINUING DIRECTORS -- TERM EXPIRES 1997

R. Edward Anderson                 Mr. Anderson has served as a director of the Corporation since 1994. Mr.
Age: 45                            Anderson has been Chairman of the Board, President, and Chief Executive
                                   Officer of the Corporation since August 1994. Prior thereto, Mr. Anderson held various positions with the Corporation, including Executive Vice
                                   President and Chief Financial Officer. Mr. Anderson's business address is
                                   218 South Garnett Street, Henderson, NC.
J. David Rosenberg                 Mr. Rosenberg has served as a director of the Corporation since 1995. Mr.
Age: 46                            Rosenberg is a partner of Keating, Muething & Klekamp, a law firm. Mr.
                                   Rosenberg's business address is One East Fourth Street, Cincinnati, OH.
Denis J. Taura                     Mr. Taura has served as a director of the Corporation since 1995. Since
Age: 55                            September 1991, Mr. Taura has served as Chairman of D. Taura & Associates, a consulting firm specializing in reorganizations and consulting for the retail industry. Prior to September 1991, Mr. Taura had been employed by
                                   KPMG Peat Marwick LLP, certified public accountants, for 31 years and was a partner for 19 years before he retired in 1991. Mr. Taura serves on the
                                   Board of Directors of Dairy Holdings, Inc., Darling International Inc., and
                                   Best Products, Inc. Mr. Taura's business address is 90 Montadale Drive,
                                   Princeton, NJ.

BENEFICIAL OWNERSHIP OF DIRECTORS AND MANAGEMENT
     As of June 9, 1995, none of the Corporation's directors and executive officers were beneficial owners of shares of Common Stock except as set forth below. The Corporation believes that the sole voting power and the sole investment power with respect to the Common Stock are held either by the individual alone or by the individual and spouse.

                                        AMOUNT AND
                                         NATURE OF
                                        BENEFICIAL
NAME AND PRINCIPAL POSITION            OWNERSHIP (1)       PERCENT OF CLASS
R. Edward Anderson,                         5,649               *
  Chairman of the Board,
  President, and Chief Executive
  Officer
J. David Rosenberg,                         6,854               *
  Director
John M. Freise,                               914               *
  Vice President General
  Merchandise Manager
All directors and executive                13,643               *
  officers as a group (20
  persons)

     * Less than 1% of the outstanding Common Stock
     (1) Represents shares subject to warrants that are exercisable within 60 days.
BOARD COMMITTEES AND MEMBERSHIP
     The Board of Directors held 11 meetings during the fiscal year ended January 28, 1995 ("Fiscal 1994"). Ten of the eleven members of the Board of Directors who served in Fiscal 1994 resigned on April 28, 1995; R. Edward Anderson, who was appointed in August 1994, remained on the Board of Directors. The current Board was appointed pursuant to the Plan of Reorganization. During Fiscal 1994, all of the directors except James Maynard and Bruce G. Allbright, attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board of Directors on which such director served.
     The Compensation Committee of the Corporation during Fiscal 1994 was comprised of Messrs. George D. Busbee (Chairman), Bruce G. Allbright, James Maynard, and Robert K. Montgomery, former directors of the Corporation. The Compensation Committee held one meeting during Fiscal 1994. On May 11, 1995, the Board of Directors elected a new Compensation Committee to perform various duties including, review management compensation programs, review and approve compensation changes for senior executive officers, and administer management stock option and incentive plans. The Compensation Committee is comprised of Messrs. Loeb (Chairman), Mullen, Stone, and Wyche.
     The Audit Committee of the Corporation during Fiscal 1994 was comprised of Messrs. Whiting (Chairman), Ayoub, Church, Daniels and G. Harvin. The Audit Committee held two meetings during Fiscal 1994. On May 11, 1995, the Board elected a new Audit Committee to perform various duties including, recommend independent certified public accountants; review the scope of the audit examinations, including fees and staffing; review the independence of the auditors; review findings and recommendations of auditors and management's response; and
                                       5
review the internal audit and control functions. The Audit Committee is comprised of Messrs. Taura (Chairman), Nusim, Rosenberg, and Smith.
     The Executive Committee of the Corporation during Fiscal 1994 was comprised of Messrs. L. Harvin (Chairman until his resignation from the Corporation in August 1994), Ayoub (who served from August 1994 as Chairman), Jones (who resigned from the board of directors in August 1994), Anderson (who served from August 1994), J.T. Church, Sr. and G. Harvin. The Executive Committee, subject to certain exceptions, had the same powers as the Board of Directors and met 11 times during Fiscal 1994. The Board of Directors has not appointed an Executive Committee to serve for the fiscal year ending January 27, 1996.
     The Board of Directors does not have a nominating committee.
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
     Under the Securities Exchange Act of 1934 (the "Exchange Act"), the Corporation's directors, executive officers, and any persons holding more than 10% of any class of equity securities registered pursuant to Section 12 of the Exchange Act are required to report their ownership of such equity securities and any changes in that ownership, on a timely basis to the Securities and Exchange Commission. The Corporation believes that all such reports required to be filed during Fiscal 1994 were filed on a timely basis, except that George M. Harvin, a former director of the Corporation during Fiscal 1994, did not timely file one Form 4 relating one transaction. The Corporation's belief is based solely on its review of Forms 3, 4, and 5 and amendments thereto furnished to the Corporation during, and with respect to, Fiscal 1994 by persons known to be subject to Section 16 of the Exchange Act.
                                       6

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
CASH AND OTHER COMPENSATION
     The following table sets forth all the cash compensation paid or to be paid by the Corporation, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the Chairman of the Board, the Chief Executive Officer, and the four other highest paid executive officers of the Corporation for Fiscal 1994 in all capacities in which they served:

                                                                                           LONG-TERM COMPENSATION
                                                                                              AWARDS
                                                   ANNUAL COMPENSATION              RESTRICTED     SECURITIES     PAYOUTS
                                                                    OTHER ANNUAL      STOCK        UNDERLYING      LTIP
                                          SALARY                    COMPENSATION    AWARDS ($)    OPTIONS/SARS    PAYOUTS
  NAME AND PRINCIPAL POSITION     YEAR    ($)(1)     BONUS ($)         ($)(2)          (10)           (#)           ($)
R. EDWARD ANDERSON                 1994   322,936          --           6,265              --            --           --
 President, Chief Executive        1993   265,923          --           7,383              --        12,750       29,806
 Officer, and Chairman of the      1992   251,168      29,000           1,296              --        40,000           --
 Board
KEVIN FREEMAN                      1994   270,000          --           3,622              --            --           --
 Executive Vice President of       1993   267,462          --          11,173              --        23,750           --
 Store Operations (5)              1992   264,129      75,000(4)        1,969              --        40,000           --
JOHN M. FREISE                     1994   191,754          --           4,578              --            --           --
 Vice President General            1993   147,039          --           5,573              --         4,000           --
 Merchandise Manager               1992   145,173      35,750(4)        1,067              --        15,000           --
KATHY M. HURLEY                    1994   166,349          --           1,349              --            --           --
 Senior Vice President             1993   150,000          --             624              --            --           --
 Merchandising (6)                 1992    25,962          --              --              --        30,000           --
HOWARD R. PARGE                    1994   144,900          --           4,291              --            --           --
 Senior Vice President             1993   143,958          --           2,238              --         4,000           --
 Operations (6)                    1992   126,539      35,000(4)          459              --        30,000           --
GEORGE L. JONES                    1994   427,332     416,668(8)        3,069              --            --           --
 President and Chief Executive     1993   700,000     833,333(8)        4,487              --            --           --
 Officer (7)                       1992   716,181     833,333(8)        4,081              --            --           --
LUCIUS H. HARVIN, III              1994   404,151          --          10,398              --            --           --
 Chairman of the Board (9)         1993   350,000          --           3,142              --            --       62,952
                                   1992   356,850          --             844              --        40,000           --

                                  ALL OTHER
                                 COMPENSATION
  NAME AND PRINCIPAL POSITION       ($)(3)
R. EDWARD ANDERSON                   5,760
 President, Chief Executive          6,900
 Officer, and Chairman of the       16,591
 Board
KEVIN FREEMAN                        5,528
 Executive Vice President of         6,900
 Store Operations (5)               16,591
JOHN M. FREISE                          --
 Vice President General              1,061
 Merchandise Manager                 2,029
KATHY M. HURLEY                         --
 Senior Vice President                 873
 Merchandising (6)                      --
HOWARD R. PARGE                         --
 Senior Vice President               1,039
 Operations (6)                         --
GEORGE L. JONES                      4,172
 President and Chief Executive       7,570
 Officer (7)                         9,313
LUCIUS H. HARVIN, III                4,100
 Chairman of the Board (9)           7,570
                                    17,621

     (1) 1992 Salary represents 53 weeks of base salary. 1993 and 1994 Salary represents 52 weeks of base salary.
     (2) "Other Annual Compensation" consists of tax gross-ups on medical expense reimbursements.
     (3) "All Other Compensation" consists of automobile allowances for 1994. The years 1993 and 1992 included automobile allowances and allocations to the individual's profit sharing account.
     (4) Bonus awards to Messrs. Freeman, Freise, and Parge represent prorated amounts from bonus agreement incident to initial employment with the Corporation and do not represent bonus awards determined during the fiscal year.
     (5) Mr. Freeman resigned from the Corporation effective February 9, 1995.
     (6) Ms. Hurley and Mr. Parge joined the Corporation in 1992.
     (7) Mr. Jones resigned from the Corporation effective August 22, 1994.
     (8) Bonus award to Mr. Jones represents prorated amounts from bonus agreement incident to initial employment with the Corporation and does not represent bonus awards determined during the fiscal year. Amounts shown were paid in 1994.
     (9) Mr. Harvin resigned from the Corporation effective August 23, 1994. His compensation in 1994 included $200,300 for severance and he received an additional severance payment of $150,000 on April 28, 1995.
     (10) Pursuant to order of the Court, the Corporation has adopted the Rose's Stores, Inc. Consummation Bonus Plan, as amended (the "Consummation Bonus Plan"), under which certain officers of the Corporation are entitled to receive an aggregate of 150,000 shares of Common Stock. Such shares will be issued on or before July 27, 1995. As the Corporation's Chairman, President, and Chief Executive Officer, R. Edward Anderson will receive 41.09% of these shares (61,635 shares). The remaining shares will be allocated among the Corporation's Senior Vice Presidents and Vice Presidents in amounts based on targeted awards, as determined by the Corporation's President and Chief Executive Officer. Thus, John M. Freise (Vice President), Kathy M. Hurley (Senior Vice President), and Howard R. Parge (Senior Vice President) will be entitled to share in the allocation of the remaining shares in amounts to be determined by R. Edward Anderson.
                                       7

STOCK OPTIONS GRANTED DURING FISCAL YEAR
     No stock options were granted during Fiscal 1994.
     Under the Consummation Bonus Plan, as approved by the Court, certain officers of the Corporation are entitled to receive stock options ("Options") to purchase an aggregate of 550,000 shares of Common Stock, which will be issued in addition to the total number of shares of Common Stock to be issued under the Consummation Bonus Plan on or before July 27, 1995. Such Options will be granted in the form of incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (or, to the extent required otherwise by law, nonqualified stock options), and will be granted on or before July 27, 1995. The exercise price of one-half of the Options will be equal to the fair market value of the Common Stock on the date of grant and will have a term of five years. The exercise price of the remaining Options will have an exercise price equal to two times the fair market value of the Common Stock on the date of grant and will have a term of seven years. The Options will vest in three equal installments on the first, second and third anniversaries of the date of grant.
     As the Corporation's Chairman, President, and Chief Executive Officer, R. Edward Anderson will receive 25% of the Options (corresponding to 137,500 shares of Common Stock). The remaining Options will be allocated among the Corporation's Senior Vice Presidents and Vice Presidents in amounts based on targeted awards, as determined by the Corporation's President and Chief Executive Officer. Thus, John M. Freise (Vice President), Kathy M. Hurley (Senior Vice President), and Howard R. Parge (Senior Vice President) will be entitled to share in the allocation of the remaining Options in amounts to be determined by R. Edward Anderson.
STOCK OPTIONS EXERCISED DURING FISCAL YEAR AND YEAR END VALUES OF UNEXERCISED OPTIONS
     The following table sets forth information about unexercised stock options and stock appreciation rights by the named executive officers of the Corporation during Fiscal 1994. No stock options or stock appreciation rights were exercised by the named executive officers during Fiscal 1994. All stock options were cancelled upon the Corporation's emergence from bankruptcy in accordance with the Plan of Reorganization.

                                                                                      VALUE OF
                                                                  NUMBER OF          UNEXERCISED
                                                                 UNEXERCISED        IN-THE-MONEY
                                                               OPTIONS/SARS AT     OPTIONS AT FY-
                                                                 FY-END (#)            END ($)
                              SHARES ACQUIRED      VALUE        EXERCISABLE/        EXERCISABLE/
                                ON EXERCISE       REALIZED      UNEXERCISABLE       UNEXERCISABLE
           NAME                     (#)             ($)              (5)                 (1)
R. Edward Anderson                     --              --       56,375/46,375            --
Kevin Freeman (2)                      --              --       61,875/51,875            --
John M. Freise                         --              --                                --
Lucius H. Harvin, III (4)              --              --                                --
Kathy M. Hurley                        --              --       15,000/15,000            --
George L. Jones (3)                    --              --                                --
Howard R. Parge                        --              --       17,000/17,000            --

     (1) All options were out of the money at fiscal year end.
     (2) Mr. Freeman resigned from the Corporation effective February 9, 1995.
     (3) Mr. Jones resigned from the Corporation effective August 22, 1994.
     (4) Mr. Harvin resigned from the Corporation effective August 23, 1994.
     (5) Does not include options to be granted under the Plan of
Reorganization. See "Stock Options Granted During Fiscal Year."
                                       8

DIRECTOR COMPENSATION
     Directors who are officers of the Corporation receive no additional compensation for service on the Board of Directors or committees. Directors who are not officers are paid $24,000 per year, plus $1,500 per day for each meeting of the Board attended in person and are reimbursed for their actual travel and other expenses. Directors who are not officers are paid $500 per day for each committee meeting held on the same day as a meeting of the Board of Directors or on a day preceding or following a Board meeting, and $1,500 per day for a committee meeting held on any other day. Directors who are not officers are paid $500 per day for each committee or Board meeting attended by telephone. Committee members are reimbursed for their actual travel and other expenses.
     During Fiscal 1994, directors who were not officers were paid $8,000 per year as retainer, plus $1,000 for each meeting of the Board attended and for each committee meeting held on a day other than the date of a meeting of the Board of Directors, and were reimbursed for their actual travel expenses. Directors who were not officers were paid $500 a day for each committee meeting held on the same day as a meeting of the Board of Directors and $250 for each telephone conference meeting. Committee members were reimbursed for their actual travel expenses.
EMPLOYMENT AGREEMENT, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS
     The Corporation had an employment agreement with R. Edward Anderson which provided for his active employment until May 28, 1995, the thirtieth day following the effective date of the Plan of Reorganization. The contract was effective as of August 22, 1994, and was approved by order of the Court on October 12, 1994. All sums required to be paid under the contract are shown in the summary compensation table above for the applicable period. The contract included a severance allowance under which Mr. Anderson would be eligible to receive up to 18 months base salary, up to one-half of such amount being paid in installments which would cease upon re-employment. The contract also included a provision which entitled Mr. Anderson to participate in the Consummation Bonus Plan and stock option program which were adopted by the Board on November 2, 1994, and approved by the Court on February 14, 1995. Under the terms of the program, Mr. Anderson is entitled to receive 61,635 shares of Common Stock as a consummation bonus and 137,500 Options all of which are to be issued on or before July 27, 1995.
     The Board has approved the general terms of a new employment agreement with Mr. Anderson effective May 29, 1995 which is currently being documented. Under the terms of the agreement, Mr. Anderson's annual base salary will be $395,000, subject to annual increases to be determined by the Board and Mr. Anderson will be entitled to participate in all bonus, incentive, and equity plans and all pension, health, insurance, and fringe benefit plans, as well as perquisites, established by the Corporation. The agreement will further provide for the receipt by Mr. Anderson of certain severance payments under certain conditions including in the event of the termination of his employment: by the Corporation without cause; by Mr. Anderson with good reason; or in connection with a change of control of the Corporation.
     The Corporation maintains a severance program authorized by the Court on April 1, 1994, replacing prior individual agreements with each of John M. Freise, Kathy M. Hurley, and Howard R. Parge. This program, which continues in effect under the terms of the Court's order until December 14, 1995, provides for the payment of certain benefits upon the cessation of employment of each such officer. Under this program, these officers would be eligible to receive up to 18 months base salary (for Ms. Hurley and Mr. Parge) and up to 12 months base salary (for Mr. Freise); up to one-half of such amount being paid in installments which would cease upon re-employment. Each such officer would also be entitled to receive (i) reimbursement for reasonable expenses incurred to obtain re-employment, not to exceed $10,000 (for Ms. Hurley and Mr. Parge) or $7,500 (for Mr.
                                       9

Freise) and (ii) continued medical, dental, and disability coverage under existing plans of the Corporation for a period of three months following cessation of employment. The severance allowance would be payable for (a) termination of employment other than for misconduct as defined in the contract,
(b) constructive or voluntary termination due to a material reduction in salary or due to a material change in job responsibilities, (c) termination on account of permanent disability, or (d) termination due to liquidation of the Corporation.
     Other officers of the Corporation are eligible, until December 14, 1995, for up to 18 months base salary (for executive and senior vice presidents) or up to 12 months base salary (for vice presidents), a maximum of $10,000 (for executive and senior vice presidents) or $7,500 (for vice presidents) for re-employment expense reimbursement and three months continued coverage under medical, dental, and disability plans.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The Compensation Committee of the Corporation during Fiscal 1994 was comprised of Messrs. Busbee (Chairman), Allbright, Maynard, and Montgomery, former directors of the Corporation during Fiscal 1994. None of the members of the Compensation Committee were officers or employees of the Corporation during the last fiscal year or in prior fiscal years. Mr. Maynard is Chairman of the Golden Corral Corporation ("Golden Corral"). Golden Corral leases certain restaurant facilities from The Rosemyr Corporation and from Emrose Corporation, two corporations affiliated with certain former directors of the Corporation. See "Certain Relationships and Related Transactions." Golden Corral paid said corporations a total of $228,853 under these leases during the past fiscal year of the Corporation. None of the executive officers of the Corporation served as a member of the Board of Directors or as a member of the compensation committee of another entity during the last fiscal year. Consequently, there were no interlocking relationships between the Corporation and other entities that might affect the determination of the compensation of the directors and executive officers of the Corporation.
THE BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION
     The Compensation Committee determines the Corporation's executive compensation policies. Subject to the terms of existing employment agreements between the Corporation and certain of its executive officers, the Compensation Committee determines the compensation of the Corporation's senior management and executive officers and administers incentive and stock option plans for all employees including the executive officers. The Compensation Committee is comprised solely of outside directors.
COMPENSATION POLICIES
     Since the new Compensation Committee has not yet met, it has yet to formulate compensation policies for senior management and executive officers. However, it is anticipated that the Compensation Committee will develop a company-wide program covering all employees and that the goals of such program will be to attract, maintain, and motivate the Corporation's employees. It is further anticipated that one of the aspects of the program will be to link an employee's compensation to his performance, and that the grant of stock options or other awards related to the price of the Common Stock will be used in order to make an employee's compensation consistent with stockholders' gains. It is expected that salaries will be set competitively relative to the variety store industry and that individual experience and performance will be considered in setting salaries.
FISCAL 1994 EXECUTIVE COMPENSATION
     In 1993, the Court approved the existing salaries of the Corporation's four most highly compensated executive officers, other than the Chief Executive Officer, at that time, and such salaries remained in effect for Fiscal 1994. The Court authorized a severance program, effective April 1, 1994, for certain executive officers of the
                                       10

Corporation in lieu of their prior employment agreements. See "Employment Agreements, Termination of Employment and Change-In-Control Arrangements." FISCAL 1994 CHIEF EXECUTIVE OFFICER COMPENSATION
     The Court authorized the employment agreement for R. Edward Anderson, effective as of August 22, 1994, on October 12, 1995. See "Employment Agreements, Termination of Employment and Change-In-Control Arrangements." Mr. Anderson has only received the amounts provided for under the agreement and has not been granted a bonus or other additional perquisites.
                       Members of the Board of Directors
                         R. Edward Anderson (Chairman)
                                 Walter F. Loeb
                                Joseph L. Mullen
                                  Joseph Nusim
                                  Harold Smith
                                Elliot J. Stone
                           N. Hunter Wyche, Jr., Esq.
                            J. David Rosenberg, Esq.
                                 Denis J. Taura
                                       11

PERFORMANCE GRAPH
     The following graph shows a comparison of the cumulative total returns for the Corporation, the NASDAQ Composite index, and an index of peer companies selected by the Corporation for the period commencing on May 5, 1995, and ending on June 1, 1995. The graph assumes that the value of the investment in Rose's Stores, Inc. and each index was $100 on May 5, 1995 and that all dividends were reinvested.

        (Performance Graph appears here. See table below for plot points.)

                     5/5/95       5/12/95     5/19/95     5/26/95     6/01/95
Roses                100.00         70.41       67.46       73.08       70.41
SIC Variety Stores   100.00       100.00       102.96      102.96      102.96
NASDAQ               100.00       100.00       100.40      100.40      100.40

     The above graph compares the performance of the Corporation with the NASDAQ Composite, and a group of peer companies with the investment weighted on market capitalization. Companies in the peer group are those that fall under Standard Industrial Classification Code 5331, Variety Stores. This group is comprised of 50-Off Stores Inc., All For a Dollar, Inc., Ames Department Stores, Ben Franklin Retail Stores, Bobbie Brooks Inc., Brendle's Inc., Caldor Corp., Carr Gottstein, Coles Myer Ltd., Collins & Aikman Corp., Consolidated Stores Corp., Dayton Hudson Corp., Dollar General Corp., Dollar Time Group, Inc., Dollar Tree Stores, Inc., Family Dollar Stores Inc., Fred Meyer Inc., Fred's, Inc., Garden Ridge Corp., Jamesway Corp., K Mart Corp., MacFrugals Bargains, Pamida Holdings Corp., Price/Costco, Inc., Shopko Stores, Inc. Solo Serve Corp., Stuarts Department Stores Inc., TJX Companies Inc., Tuesday Morning Corp., Venture Stores, Waban Inc., Wal Mart Stores Inc. and Woolworth Corp.
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Pursuant to existing leases, during Fiscal 1994 the Corporation paid The Rosemyr Corporation ("Rosemyr") $194,269 as rent for its store building in Morganton Shopping Center, Morganton, N.C.; $314,822 for its store building in Newmarket Plaza Shopping Center, Newport News, Va. (Rosemyr owns a 31.5% interest); $4,580 in rent for office space in Henderson, N.C.; and $11,700 for parking facilities in Henderson, N.C. The Corporation
                                       12
leased a store in Nags Head, N.C. (Rosemyr owns a 95% interest) which was closed during 1994. Rental under the lease during Fiscal 1994 was $78,795. Eighty percent (80%) of the stock of Rosemyr is owned by Mrs. L.H. Harvin, Jr. and her children and by the Estate and trusts of the late Emma Rose Church, whose beneficiaries are Mr. John T. Church, Sr. (a former director of the Corporation during Fiscal 1994), Mrs. E.C. Bacon (daughter of Mr. John T. Church, Sr.) and Mr. John T. Church, Jr. During Fiscal 1994, the Corporation paid Emrose Corporation ("Emrose") under pre-existing leases $28,346 in rent for office space in Henderson, N.C. and $12,023 for lease of storage facilities. Emrose is owned by Mrs. L.H. Harvin, Jr. and Mr. John T. Church, Sr., Mrs. E.C. Bacon and Mr. John T. Church, Jr. Messrs. John T. Church, Sr. and George M. Harvin, former directors of the Corporation during Fiscal 1994, are executive officers of Rosemyr and Emrose. The Corporation also paid H.H.C. Co., Inc. ("H.H.C.") $20,597 in rent during Fiscal 1994 for a store building in High Point, N.C., which was closed during 1994. Mrs. L.H. Harvin, Jr. and Mr. John T. Church, Sr. own 61% of the stock of H.H.C. Golden Corral leases certain restaurant facilities from Rosemyr and from Emrose. Golden Corral paid said corporations a total of $228,853 under these leases. James H. Maynard (a former director of the Corporation during Fiscal 1994) is Chairman of Golden Corral.
     In the opinion of Management, all of the foregoing leases and other transactions are competitive, and the rents paid approximate the rate of rent paid by the Corporation to independent landlords under leases for comparable property negotiated at comparable times, and represent the fair market value for comparable transactions.
                              INDEPENDENT AUDITORS
     The Board of Directors has appointed KPMG Peat Marwick LLP, independent certified public accountants, to audit the books and records of the Corporation for the current year, and the Board recommends that the stockholders of the Corporation confirm such appointment.
     Representatives of KPMG Peat Marwick LLP are expected to be available at the meeting of stockholders to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.
                             STOCKHOLDERS PROPOSALS
     Stockholders of the Corporation wishing to include proposals in the proxy material in relation to the annual meeting of the Corporation to be held in 1996 must submit the same in writing so as to be received at the executive offices of the Corporation on or before February 14, 1996. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders proposals.
                                            By Order of the Board of Directors,
                                            G. Templeton Blackburn, II
                                            Secretary
June 12, 1995
                                       13

*******************************************************************************
                                   APPENDIX


                              ROSE'S STORES, INC.
                                     PROXY
    The undersigned appoints R. Edward Anderson and G. Templeton Blackburn, II, and either of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Rose's Stores, Inc. (the "Corporation") which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the L.H. Harvin, Jr. Learning Institute located at 123 Rose Avenue, Henderson, North Carolina on July 14, 1995 at 11:00 A.M., and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of, and proxy statement relating to, the meeting (receipt whereof is hereby acknowledged).
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1) and (2)
     1. ELECTION OF DIRECTORS

      [] FOR all nominees listed below         [] WITHHOLD AUTHORITY to vote
 below   except as marked to the contrary         for all nominees listed below.

               Walter F. Loeb, Joseph L. Mullen, and Joseph Nusim
 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
               THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
    2. PROPOSAL TO CONFIRM THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE CORPORATION
       [] FOR                [] AGAINST                [] ABSTAIN

    3. IN THEIR DISCRETION UPON SUCH OTHER
       MATTERS AS MAY PROPERLY COME BEFORE THE
       MEETING.
    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
    Please sign exactly as your name appears on your stock certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                              Signature
                                              Signature if held jointly
                                              Dated:                     , 1995
                                              Please return in the enclosed
                                              postage paid envelope.
                                              THIS PROXY IS SOLICITED ON BEHALF
                                              OF THE BOARD OF DIRECTORS.